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                                                                    EXHIBIT 3.40

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      CERTIFICATE OF LIMITED PARTNERSHIP OF
                     STONEY RIVER LEGENDARY MANAGEMENT, L.P.

         Pursuant to the provisions of Section 14-9-202 of the Georgia Revised Uniform Limited Partnership Act, the undersigned General Partner hereby executes the following certificate of amendment to the certificate of limited partnership:

1.       The name of the limited partnership is Stoney River Legendary
         Management, L.P.

2.       The date of filing of the certificate of limited partnership was May
         25, 2000.

3.       The amendment to the certificate of limited partnership is as follows:

         Article III shall be deleted in its entirety and the following shall be inserted in lieu thereof:

         "                             III.

         The name and business address of the sole General Partner are as follows:

                                Stoney River, LLC
                                3038 Sidco Drive
                           Nashville, Tennessee 37204"

         IN WITNESS WHEREOF, the sole General Partner of the limited partnership has executed this certificate of amendment to the certificate of limited partnership as of the 27th day of December, 2002.

                                              STONEY RIVER LEGENDARY
                                                 MANAGEMENT, L.P.

                                              By: Stoney River, LLC
                                              Its: General Partner

                                              By: /s/ A. Chad Fitzhugh
                                                  -----------------------------
                                              Name: A. Chad Fitzhugh
                                              Title: Secretary